UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

January 19, 2009

SINOHUB, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52746	87-0438200
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6/F, No. 5 Qiongyu Road Central Area, Technology Park Nanshan District Shenzhen, China	518057
(Address of Principal Executive Offices)	(Zip Code)

86 755 26012223
Registrant's Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2009, the Board of Directors of the Company appointed Will W. Graylin as a Director of the Company, effective immediately.

Will Wang Graylin, 40, has started five companies focused on mobile computing, security and payments since his graduate thesis on “Addressing the Complexity of Mobile Computing” at MIT nearly a decade ago. Mr. Graylin is currently the founder and CEO of ROAM Data, a premier Mobile Application and Payment Services company, helping enterprises extend valuable data and transactions to the cell phones of their mobile professionals.  Before ROAM, from December of 2001 to April of 2007 he was founder and CEO of WAY Systems, a mobile Point of Sales (POS) services company. He grew WAY from zero to the #2 Mobile POS provider in the U.S. and was honored with the 2005 “Movers & Shakers Award” by Transaction World magazine. Prior to WAY from March of 2000 to November of 2001 he was founder and CEO of EntitleNet, a security software company, sold to BEA Systems for a profit in 2001. Before that from March of 1999 to March of 2000 he was founding President of Marbles, later Skyfire Technologies, the first mobile thin client software company focused on enterprise applications for mobile workforces. He earned two Masters degrees from MIT (MBA & MSEECS) through the Leaders for Manufacturing program, after serving as a US Navy Nuclear Submarine Officer for nearly 6 years, the first naturalized China born immigrant to serve in this program.  Will is fluent in English, Mandarin and Cantonese.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

SINOHUB, INC.

Date: January 20, 2009	By:	/s/ Henry T. Cochran
Henry T. Cochran
Chief Executive Officer